UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 7, 2020

Adhera Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 2161 Wake Forest, North Carolina	27588
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	919-518-3748

N/A

Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
_	_	_

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

The disclosures contained under the heading in Item 5.02 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Andrew Kucharchuk as CEO and Director

On July 7, 2020, the Board of Directors of Adhera Therapeutics, Inc. (the “Company”) appointed Andrew Kucharchuk to serve as a member of the Board of Directors, effective immediately. Also on July 7, 2020, the Board of Directors of the Company engaged Mr. Kucharchuk to serve as the Chief Executive Officer of the Company effective immediately. In connection with the foregoing appointments, the Company entered into a Consulting Agreement with Mr. Kucharchuk (the “Consulting Agreement”), pursuant to which, among other things, the Company agreed to pay to Mr. Kucharchuk a monthly fee of $10,000.

Mr. Kucharchuk, age 39, previously served as President and Chief Financial Officer of OncBioMune Pharmaceuticals, Inc. (“OncBioMune”) from February 2016 until June 2020, as Chief Executive Officer of OncBioMune from November 2019 until June 2020, and as Chief Financial Officer of OncBioMune from 2009 to September 2015. Mr. Kucharchuk has served as Acting Chief Financial Officer of OncBioMune from June 2020 to present. He has served as a member of the Board of Directors of OncBioMune from September 2015 to March 2017 and from May 2020 to present. Mr. Kucharchuk is a graduate of Louisiana State University and Tulane University’s Freeman School of Business, where he earned an MBA with a Finance Concentration.

Mr. Kucharchuk has no familial relationships with any executive officer or director of the Company. There have been no transactions in which the Company has participated and in which Mr. Kucharchuk had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

The foregoing summary of the material terms of the Consulting Agreement is qualified in its entirety by reference to the complete text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Appointment of Charles L. Rice as a Director

On July 10, 2020, the Board of Directors of the Company appointed Charles L. Rice to serve as a member of the Board of Directors, effective immediately, to fill the vacancy created by the resignation of Uli Hacksell, Ph.D.

Mr. Rice, age 56, served as a member of the board of directors of OncBioMune Pharmaceuticals, Inc. from November 2015 until June 2020. He has been president and former chief executive officer of Entergy New Orleans, Inc., an $800 million a year electric and gas utility, since 2010. After his first legal private practice position in Louisiana with Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., Mr. Rice joined Entergy in the legal department in 2000, serving as senior counsel in the Entergy Services, Inc. litigation group and then as manager of labor relations litigation support in human resources. Mr. Rice was recruited into New Orleans city government in 2002 as the city attorney and later took the critical role of chief administrative officer for the City of New Orleans, where he managed 6,000 employees and the city’s $600 million budget. In 2005, the law firm of Barrasso, Usdin, Kupperman, Freeman & Sarver, LLC. recruited him back to private practice, where he was named partner. Returning to Entergy in 2009, Rice served as director of utility strategy where he was responsible for coordinating regulatory, legislative, and communications efforts to develop and execute strategies that advanced commercial objectives for the company’s regulated service areas. He then served as director of regulatory affairs for Entergy New Orleans. Mr. Rice holds a bachelor’s degree in business administration from Howard University, a juris doctorate from Loyola University’s School of Law and master’s degree in business administration from Tulane University. After graduating from Howard University, he was commissioned as a second lieutenant in the United States Army and served as a military intelligence officer with the 101st Airborne Division (Air Assault) at Fort Campbell, Ky. While in the Army, he earned the Airborne Badge, Air Assault badge and was awarded the Army Commendation and the Army Achievement medals. He is a member of the Alabama and Louisiana State Bar Associations, the American Bar Association, the New Orleans Bar Association, and the National Bar Association.

Mr. Rice has no familial relationships with any executive officer or director of the Company. There have been no transactions in which the Company has participated and in which Mr. Rice had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K. It is anticipated that Mr. Rice will participate in the equity and cash compensation programs generally available to members of the Board.

Resignation of Chairman of the Board

On July 10, 2020, Uli Hacksell, Ph.D. submitted his resignation as a member of the Board of Directors of the Company, and from any other position or positions that he may hold as a director or officer of the Company or any of its subsidiaries (including any committees of the Board of Directors of the Company or any of its subsidiaries), in each case, effective immediately.

Resignation of SVP Finance & Accounting

On July 7, 2020, Rhonda Stanley, the Senior Vice President of Finance & Accounting of the Company, resigned as an officer of the Company, effective immediately.

Contemporaneously with Ms. Stanley’s resignation as an executive officer of the Company, the Company and Ms. Stanley entered into a Consulting Agreement pursuant to which Ms. Stanley agreed to provide certain financial and accounting consulting services to the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement between Company and Andrew Kucharchuk

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADHERA THERAPEUTICS, INC.

July 13, 2020	By:	/s/ Andrew Kucharchuk
	Name:	Andrew Kucharchuk
	Title:	CEO

EXHIBIT INDEX

Exhibit No.	Description
10.1	Consulting Agreement between Company and Andrew Kucharchuk